Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

January 29, 2024
111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161
Castellum, Inc. 3 Bethesda Metro Center, Suite 700 Bethesda, Maryland 20814
www. lucbro.com

RE:	Castellum, Inc.’s Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to you, Castellum, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on December 1, 2023, and subsequently declared effective on December 12, 2023 (File No.333-275840) (the “Initial Registration Statement”, as amended, the “Registration Statement”), with respect to the registration of an aggregate of (i) 5,243,967 shares (the “Shares”) of the Company’s common stock (“Common Stock”), par value $0.0001, at a purchase price of $0.319 per Share warrant, and (ii) 3,193,534 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,193,534 shares of Common Stock at a purchase price of $0.001 per Share (the “Pre-Funded Warrant Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto; and such certificates, documents and records as we have deemed to appropriate in order to enable us to render the opinions set forth herein. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.
Based upon the foregoing, and in reliance thereon, we are of the opinion that:
1.The issuance of the Shares has been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of such Shares, the Shares will be validly issued, fully paid and non-assessable.
2.The issuance of the Pre-Funded Warrants has been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly registered on the books of the Company in the name or on behalf of the holders of such Pre-Funded Warrants, the Pre-Funded Warrants will be validly issued, fully paid and non-assessable.

3.The Pre-Funded Warrant Shares, when issued, delivered, and paid for upon exercise of the Pre-Funded Warrants, in accordance with the terms and conditions thereof, will be validly issued, fully paid, and non-assessable.
The opinion expressed herein is limited to the laws of the State of Nevada and the State of New York. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.
This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.
This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP